UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 31, 2023

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

 (Address of principal executive offices)

(317) 855-9926

 (Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2023, American Resources Corporation’s (“American Resources” or the “Company”) wholly owned subsidiary, Wyoming County Coal LLC (“WCC”), entered into a Bond Purchase Agreement (“Purchase Agreement”) with Hilltop Securities Inc. (the “Underwriter”), the West Virginia Economic Development Authority (“WVEDA”), a public corporation and governmental instrumentality organized and existing under the laws of the State of West Virginia (the “Issuer”) to sell private activity, Solid Waste Disposal Facility Revenue Bonds, Series 2023, at the purchase price of $45,000,000 less an underwriting discount of $900,000. The bonds hold an annual interest rate of 9% and a maturity date of June 8, 2038. The Bond Purchase Agreement is due to close on June 8, 2023, subject to customary closing conditions and document delivery.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text, which is filed as an Exhibit hereto.

Item 8.01 Other Events.

On June 1, 2023 American Resources issued a press release announcing that it has entered into a Bond Purchase Agreement with Hilltop Securities, Inc., for the sale of the (“WVEDA”) preliminarily approved issuance of, and a volume cap allocation for $45,000,000 of private activity, Solid Waste Disposal Facility Revenue Bonds, Series 2023, for the Company’s Wyoming County Coal (“WCC”) complex located near the town of Oceana, West Virginia.

The information presented in Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
1.1	Bond Purchase Agreement
99.1	Press Release Dated June 1, 2023

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: June 1, 2023	By	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

3